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                                                                    EXHIBIT P(I)


                                 CODE OF ETHICS

                                       OF

                              WT INVESTMENT TRUST I
                                 WT MUTUAL FUND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                            WILMINGTON TRUST COMPANY


PREAMBLE
     This Code of Ethics has been adopted by
     - the Board of Trustees of WT Investment Trust I (the "Trust") on behalf of each series of the Trust listed on Schedule A hereto;

     - the Board of Trustees of WT Mutual Fund (the "Fund") on behalf of each series of the Fund listed on Schedule B hereto;

     - the Board of Directors of Rodney Square Management Corporation ("Rodney Square"), insofar as Rodney Square serves as investment adviser to certain series of the Trust and the Fund; and

     - the Board of Directors of Wilmington Trust Company ("WTC"), insofar as WTC serves as investment adviser to certain series of the Trust and the Fund.

     The Code has been adopted in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Act"). The Rule requires the Trust, the Fund, and Rodney Square and WTC (collectively, the "Investment Advisers") to adopt written codes of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the Act and the Rule, and to use reasonable diligence to prevent violations of the code.


     Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission or the federal courts. In addition, the Trust or Fund may impose internal sanctions for violations of this Code. All persons that are or that are about to become covered by this Code are expected to be familiar with the proscriptions of this Rule. To that end, a summary of Rule 17j-1(b) is included as Appendix A to this Code.


     Set forth below is the Code of Ethics adopted by the Trust, the Fund, and the Investment Advisers in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Trust, the trustees and officers of the Fund, and certain affiliated persons of the Trust, the Fund, and the Investment Advisers owe a fiduciary duty to, among others,




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the shareholders of the Trust and/or the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust or the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

     (a)  DEFINITIONS

     (a)  "ACCESS PERSON" means:

          (i) Any director, trustee, officer, or ADVISORY PERSON of the Trust, the Fund, or Rodney Square; and

          (ii) With respect to WTC, means any director, officer, or Advisory Person of WTC who, with respect to the Trust or the Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by WTC to the Trust or the Fund.

     (b)  "ADVISORY PERSON" means

          (i) any employee of the Trust, Fund, Rodney Square or WTC (or of any company in a control relationship to the Trust, Fund, Rodney Square or WTC) who, in connection with his regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a Covered Security by the Trust or Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          (ii) any natural person in a control relationship to the Trust, Fund, Rodney Square or WTC, who obtains information concerning recommendations made to the Trust or Fund with regard to the purchase or sale of a Covered Security by the Trust or Fund.

     (c) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when an instruction to purchase or sell the security has been made and communicated to the trading desk, which includes a pending "buy" or "sell" order with respect to a security for the Trust or the Fund. In addition, as to any person, a security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" if such person is considering giving an instruction to purchase or sell the security or is aware that any other person is considering giving an instruction to purchase or sell the security for the Trust or the Fund.

     (d) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some




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          economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

               (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

               (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

               (iii) securities held by a trustee, executor, administrator, custodian or broker;

               (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

               (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

               (vi) securities recently purchased by a person and awaiting transfer into his or her name.

     (e) "COMPLIANCE OFFICER" means an officer or employee of the Trust or Fund, as the case may be, who is authorized and appointed by the Trust or Fund to perform, or procure the performance of, the various responsibilities assigned to such Compliance Officer by this Code.

     (f) "CONTROL" has the same meaning as that set forth in Section 2(a)(9) of the Act.

     (g)  "Covered Security" means any Security other than

          (i)  direct obligations of the Government of the United States;

          (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) shares issued by registered open-end investment companies.

     (h) "EQUIVALENT SECURITY" shall include any option to purchase or sell, and any security convertible into or exchangeable for such Covered Security.

     (i) "INDEPENDENT DIRECTOR" means a Director of any of the Investment Advisers who is not deemed to be an "interested person" within Section 2(a)(19)(B) of the Act and has no involvement with the day-to-day operations of the Trust, the Fund or any of the Investment Advisers.

     (j) "INDEPENDENT TRUSTEE" means a Trustee of the Trust or the Fund, respectively, who is not an "interested person" of the Trust or Fund, respectively, within the meaning of Section 2(a)(19)(A) of the Act.




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     (k)  "INITIAL PUBLIC OFFERING" ("IPO") means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (k)  "INVESTMENT PERSONNEL" means:

          (i) any employee of the Trust, the Fund, Rodney Square or WTC (or of any company in a control relationship to the Trust, the Fund, Rodney Square or WTC), who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or the Fund; and

          (ii) any natural person who controls the Trust, the Fund, Rodney Square or WTC who obtains information concerning recommendations made to the Trust or Fund regarding the purchase or sale of securities by the Trust or Fund.

     (l) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

     (m) "PURCHASE OR SALE OF A COVERED SECURITY" includes the writing of an option to purchase or sell a Covered Security.

     (n) "SECURITY" as defined in Section 2(a)(36) of the Act means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.




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(b)            PROHIBITED TRANSACTIONS

     (i) No Access Person or Investment Personnel shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth in Appendix A.

               (ii)

               (iii) Except as otherwise provided, no Access Person shall:

               (iv)

          (1) purchase or sell, directly or indirectly, any Covered Security (or any Equivalent Security) in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which at the time of such purchase or sale:

               (a) is being considered for purchase or sale by the Trust or the Fund, as the case may be, or

               (b)        is being purchased or sold by the Trust or the Fund;


          (2) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust or Fund;

          (3) buy or sell a Covered Security within at least seven (7) calendar days after any series of the Trust or the Fund trades in that security;


          (4)         seek or accept anything of value, either directly or

               indirectly, from broker-dealers or other persons providing services to the Trust or Fund because of such person's association with the Trust or Fund. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust or Fund will not be considered to be in violation of this section:




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                                             (a)  AN OCCASIONAL MEAL;

               (b)           AN OCCASIONAL TICKET TO A SPORTING EVENT, THE
                    THEATER OR COMPARABLE ENTERTAINMENT, FOR WHICH THE ACCESS PERSON WILL REIMBURSE THE HOST;

               (c)           A HOLIDAY GIFT OF FRUIT OR OTHER FOODS; PROVIDED,
                    HOWEVER, THAT SUCH GIFT IS MADE AVAILABLE TO ALL MEMBERS OF THE RECIPIENT'S DEPARTMENT.

          (5) trade on or communicate material non-public information, or "inside information" , of any sort, whether obtained in the course of research activities, through a client relationship or otherwise.

               (v)

                    (vi) NO INVESTMENT PERSONNEL SHALL:

               (vii)

          (1) acquire directly or indirectly any beneficial ownership in any securities in an IPO;


          (2) purchase any securities in a Limited Offering without prior approval of the Compliance Officer or other person designated by the Trust's or the Fund's Board of Trustees, as the case may be. Any person authorized to purchase securities in a Limited Offering shall disclose that investment when involved in the Trust's of Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Trust's or Fund's decision to purchase securities of the issuer shall be subject to independent review by the Trust's or Fund's officers, as the case may be, with no personal interest in the issuer:


          (3) profit in the purchase and sale, or sale and purchase, of the same Covered Security (or any Equivalent Security) within sixty (60) calendar days. Any profits realized on such short-term trades shall be subject to disgorgement;




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          (4)         serve on the board of directors of any publicly traded
               company without prior authorization of the Chairman and/or President of the Trust or Fund, as the case may be. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust or the Fund and the shareholders of the Trust or Fund, as the case may be;


          (5) buy or sell a Covered Security within at least seven (7) calendar days before and after any series of the Trust or the Fund trades in that security. Any profits realized on trades within the proscribed period are required to be disgorged.

               (viii)

(c)          EXEMPTED TRANSACTIONS

     The prohibitions of Sections 2(b) and 2(c) of the Code shall not apply to:




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          (i)         purchases or sales effected in any account over which the
               Access Person has no direct or indirect influence or control;


          (ii) purchases or sales which are non-volitional on the part of either the Access Person or the Trust or Fund;


          (iii) purchases which are part of an automatic dividend reinvestment plan;


          (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;


          (v) purchases or sales of shares of any series of the Trust or Fund; and


          (vi) purchases or sales of securities of any issuer with a market capitalization of at least $5 billion, provided the amount of the trade, when aggregated with all other like trades in the same security, or any option to purchase or sell and any security convertible into or exchangeable for such security, by or on behalf of the same person during the previous thirty (30) days, does not exceed a total of $25,000.

          (vii)

(d)               COMPLIANCE PROCEDURES


               RESTRICTED SECURITIES LIST


                    (i) The Compliance Officer shall maintain a current list of Covered Securities which are subject to the provisions of Section 2 of this Code.


               INITIAL AND ANNUAL HOLDINGS REPORTS


                    All Access Persons, except Independent Trustees and Independent Directors, shall disclose to the Compliance Officer within 10 days of becoming an Access Person, and thereafter on an annual basis as




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                    of December 31, (i) the name, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom the Access Person maintains a securities account. The initial and annual holdings reports shall be made on the appropriate forms attached under APPENDIX B.


                             (ii) QUARTERLY REPORTS


                    (1)           Every Access Person shall report to the
                          Compliance Officer the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.


                    (2)           Each Independent Trustee and Independent
                          Director, need only report a transaction in a security if such Trustee or Director, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a Trustee or Director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee or Director, such security was purchased or sold by the Trust or the Fund, as the case may be, or was being considered for purchase by the Trust or the Fund or by any of the Investment Advisers on behalf of the Trust or Fund.


                    (3)           Reports required to be made under this
                          Paragraph (c) shall be made not later than 10 days after the end of the calendar quarter. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the Securities Transaction Report form attached hereto under APPENDIX B or on any other form containing the following information:


                    With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:


                          (a)       THE DATE OF THE TRANSACTION, THE NAME, THE
                               INTEREST RATE AND MATURITY DATE (IF APPLICABLE), THE NUMBER OF SHARES, AND THE PRINCIPAL AMOUNT OF EACH




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                               COVERED SECURITY INVOLVED;


                          (b)       THE NATURE OF THE TRANSACTION (I.E.,
                               PURCHASE, SALE OR ANY OTHER TYPE OF ACQUISITION OR DISPOSITION);


                          (c)       THE PRICE AT WHICH THE TRANSACTION IN THE
                               COVERED SECURITY WAS EFFECTED;


                          (d)       THE NAME OF THE BROKER, DEALER OR BANK WITH
                               OR THROUGH WHICH THE TRANSACTION WAS EFFECTED;
                               AND


                          (e)       THE DATE THAT THE REPORT IS SUBMITTED BY THE
                               ACCESS PERSON.


                    With respect to any securities account established at a broker, dealer or bank during the quarter for the direct or indirect benefit of the Access Person:


                                    (A)  THE NAME OF THE BROKER, DEALER OR BANK
WITH WHOM THE ACCESS PERSON ESTABLISHED THE ACCOUNT;


                                    (B)  THE DATE THE ACCOUNT WAS ESTABLISHED;
AND


                                    (C)  THE DATE THAT THE REPORT IS SUBMITTED
BY THE ACCESS PERSON.


                    (4)            Any such report may contain a statement that
                         the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.


                           (iii) BROKER CONFIRMATIONS


                    With the exception of the Independent Trustees, every Access Person shall direct his or her brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.




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                    If copies of the confirmation of personal securities
                    transactions and copies of periodic statements are not received within 30 days of the end of the reporting period, the Access Person shall provide a written authorization to the Compliance Officer to obtain such statements directly from the Access Person's broker/dealer.


                      NOTIFICATION OF REPORTING OBLIGATION


                    The Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.


                                 (iv) CERTIFICATION OF COMPLIANCE WITH CODE OF
                                      ETHICS

                           (v)


                    With the exception of the Independent Trustees, Access Persons shall certify annually that:


                    (i) THEY HAVE READ AND UNDERSTAND THE CODE OF ETHICS AND RECOGNIZE THAT THEY ARE SUBJECT THERETO;


                    (ii) THEY HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF
                         ETHICS; AND


                    (iii) THEY HAVE REPORTED ALL PERSONAL SECURITIES
                         TRANSACTIONS REQUIRED TO BE REPORTED PURSUANT TO THE REQUIREMENTS OF THE CODE OF ETHICS.


                           (vi) CONFLICT OF INTEREST


                    Every Access Person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Trust or the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Trust or the Fund.




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                            (vii) REVIEW OF REPORTS


                  The Compliance Officer or a designate immediately shall review all holdings reports submitted by each Access Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics. Any violations of this Code shall be reported to the Board of Trustees of the Trust or Fund, as the case may be, in accordance with Section 5 of this Code. The Compliance Officer shall maintain a list of the persons responsible for reviewing the transactions and holdings reports.


(e)                   REPORTING OF VIOLATIONS

          (i) The Compliance Officer shall promptly report to the appropriate Board of Trustees:


               (1)           all apparent violations of this Code of Ethics and
                    the reporting requirements thereunder; and


               (2)           any reported personal securities transaction in a
                    Covered Security which was purchased or sold by the Trust or Fund within fifteen (15) days before or after the date of the reported transactions.


          (ii) When the Compliance Officer finds that a transaction otherwise reportable to the Board of Trustees under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board.


          (iii) The Board of Trustees, or a Committee created by a Board for that purpose, shall consider reports made to the Board hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.


(f)                ANNUAL REPORTING

          (i) The Compliance Officer and each Investment Adviser, shall furnish to the Boards of Trustees of the Trust and the Fund, and the Boards of Trustees shall consider, an annual report relating to this




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          Code of Ethics. Such annual report shall:


          (ii) describe any issues arising under the Code of Ethics or procedures during the past year;


          (iii) identify any material violations of this Code or procedures, including sanctions imposed in response to such violations, during the past year;


          (iv) identify any recommended changes in the existing restrictions or procedures based upon the Trust's or Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and


          (v) certify that the Trust, the Fund, and each Investment Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.


(g)               SANCTIONS

          Upon discovering a violation of this Code, the appropriate Board of Trustees, may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.


          Notwithstanding receipt of approval pursuant to Section 4(a), any securities trade executed in violation of Sections 2(b)(vii) or (viii) shall be unwound or, in the alternative, all profits disgorged to the affected series of the Trust or the Fund. Furthermore, any profits realized on any other securities trades or activities in violation of this Code, shall be disgorged to the affected series of the Trust or the Fund.


(h)               RETENTION OF RECORDS

          This Code of Ethics, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons or Investment Personnel of securities in a Limited Offering, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust and the Fund as required under Rule 17j-l.




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(i)               ADOPTION AND APPROVAL

          The Boards of Trustees of the Trust and the Fund, including a majority of the Independent Trustees of each Board, shall approve this Code of Ethics of the Trust, the Fund, and the Investment Advisers, and any material changes to this Code. Each Board shall approve any material change to the Code no later than six (6) months after the adoption of the material change.


          Before approving this Code or any amendment to this Code, the Boards shall have received a certification from the Trust, the Fund, and each Investment Adviser that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.



Dated:  August ___, 2000




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                                   SCHEDULE A


                         SERIES OF WT INVESTMENT TRUST I

                            Intermediate Bond Series
                       International Multi-Manager Series
                              Large Cap Core Series

                             Large Cap Growth Series
                             Large Cap Value Series

                                 Mid Cap Series
                              Mid Cap Value Series
                              Municipal Bond Series
                           Premier Money Market Series
                            Prime Money Market Series

                           Science & Technology Series
                         Short/Intermediate Bond Series

                           Socially Responsible Series
                              Small Cap Core Series
                             Small Cap Value Series
                                Tax-Exempt Series
                             U.S. Government Series
                           WT Large Cap Growth Series




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                                   SCHEDULE B


                            SERIES OF WT MUTUAL FUND

                           CRM Intermediate Bond Fund
                            CRM Large Cap Value Fund
                             CRM Mid Cap Value Fund
                             CRM Municipal Bond Fund
                           CRM Prime Money market Fund
                            CRM Small Cap Value Fund
                               CRM Tax-Exempt Fund
                       Roxbury Large Cap Growth Portfolio

                            Roxbury Mid Cap Portfolio

                     Roxbury Science & Technology Portfolio

                     Roxbury Socially Responsible Portfolio
                     Wilmington Intermediate Bond Portfolio
                Wilmington International Multi-Manager Portfolio
                       Wilmington Large Cap Core Portfolio
                      Wilmington Large Cap Growth Portfolio
                      Wilmington Large Cap Value Portfolio
                       Wilmington Mid Cap Value Portfolio
                       Wilmington Municipal Bond Portfolio
                    Wilmington Premier Money Market Portfolio

                     Wilmington Prime Money Market Portfolio
                  Wilmington Short/Intermediate Bond Portfolio
                       Wilmington Small Cap Core Portfolio
                      Wilmington Small Cap Value Portfolio
                         Wilmington Tax-Exempt Portfolio
                      Wilmington U.S. Government Portfolio




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                                   APPENDIX A


                            SUMMARY OF RULE 17j-1(b)


     It shall be unlawful for

     - any affiliated person of, or principal underwriter for, a registered investment company, or

     - any affiliated person of an investment adviser of, or principal underwriter for, a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired [SEE NOTE BELOW] . . . by such registered investment company:

     (1) to employ any device, scheme or artifice to defraud such registered investment company;

     (2) to make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such registered investment company; or

     (4) to engage in any manipulative practice with respect to such registered investment company.

NOTE:

For purposes of Rule 17j-1, a "security held or to be acquired" by a registered investment company means:

          (i) any Covered Security within the meaning of the Rule (see the definition of the term "Covered Security" in this Code) which, within the most recent fifteen (15) calendar days:

               -    is or has been held by the investment company; or

               - is being or has been considered by such company, or its investment adviser, for purchase by the company

       (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.




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                                   APPENDIX B


                      WT INVESTMENT TRUST I/WT MUTUAL FUND

                                 CODE OF ETHICS

                             INITIAL HOLDINGS REPORT


To the Compliance Officer:


          1. I hereby acknowledge receipt of a copy of the Code of Ethics for WT Investment Trust I (the "Trust") and WT Mutual Fund (the "Fund").

          2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

          3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Trust, the Fund or any of their series.



4. As of the date below I had a direct or indirect beneficial ownership interest in the following securities:

Name of Securities        Number of Shares               Type of Interest
------------------        ----------------             (Direct or Indirect)
                                                       --------------------




5. As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

Firm               Account                      Type of Interest
----               -------                    (Direct or Indirect)
                                              --------------------





Date:                               Signature:
     --------------------------               ---------------------------
                                    Print Name:
                                               --------------------------
                                    Title:
                                          --------------------------------------
                                    Employer's Name:
                                                    ---------------------

                      WT INVESTMENT TRUST I/WT MUTUAL FUND
                                 CODE OF ETHICS
                             ANNUAL HOLDINGS REPORT



To the Compliance Officer:

1. I have read and understand the Code of Ethics of WT Investment Trust I (the "Trust") and WT Mutual Fund (the "Fund") and recognize that I am subject thereto in the capacity of an "Access Person."

2. I hereby certify that, during the year ended December 31, ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Trust, the Fund or any of their series.




4. As of December 31, _____, I had a direct or indirect beneficial ownership interest in the following securities:

Name of Securities         Number of Shares            Type of Interest
------------------         ----------------          (Direct or Indirect)
                                                     --------------------




5. As of December 31, ___, the following is a list of all brokers, dealers, or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

Firm               Account                            Type of Interest
----               -------                          (Direct or Indirect)
                                                    --------------------





Date:                            Signature:
     ------------------------              -------------------------
                                 Print Name:
                                            ------------------------
                                 Title:
                                       ------------------------------------
                     Employer's Name:
                                     --------------------

                      WT INVESTMENT TRUST I/WT MUTUAL FUND


                         SECURITIES TRANSACTIONS REPORT

                  For the Calendar Quarter Ended:______________


To the Compliance Officer:


     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by WT Investment Trust I ("the Trust") and WT Mutual Fund (the "Fund").



======================================================================================================================
NAME OF SECURITY              DATE OF      NUMBER     DOLLAR AMOUNT     NATURE OF       PRICE    BROKER/DEALER OR BANK
(INCLUDING INTEREST RATE    TRANSACTION   OF SHARES        OF          TRANSACTION               THROUGH WHOM EFFECTED
 AND MATURITY DATE, IF                                 TRANSACTION      (PURCHASE,
 APPLICABLE)                                                           SALE, OTHER)
PLEASE DO NOT INCLUDE
TICKER SYMBOLS
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

======================================================================================================================

          During the quarter referred to above, the following accounts were established by me in which securities were held for my direct or indirect benefit:

======================================================================================================================
                       FIRM NAME                    DATE ACCOUNT WAS              ACCOUNT NUMBER
                 (broker, dealer or bank)             ESTABLISHED
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

======================================================================================================================

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust, the Fund or any of their series.


     I hereby agree that if you have not received copies of the confirmations listed herein or a periodic statement for the accounts listed herein, you are authorized to obtain such documents directly from the broker, dealer or bank listed herein and such broker, dealer or bank is hereby authorized to release such documents to the Compliance Officer of the Trust and the Fund.


Date:                              Signature:
     ---------------------------             --------------------------
                                   Print Name:
                                              -------------------------
                                   Title:
                                         ---------------------------------------
                                   Employer's Name:
                                                   --------------------